UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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DOW JONES & COMPANY, INC.
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The following is the text of a communication sent on August 1, 2007 to all employees from Richard F. Zannino, Chief Executive Officer of Dow Jones & Company, Inc..  The note was posted on the Company’s intranet on August 1, 2007.

A note from Rich Zannino regarding the merger agreement with News Corp.

Dear friends and colleagues,

This is an extraordinary day for Dow Jones and our customers, employees and shareholders.

Late last night, the board of directors agreed to a merger with News Corp. (read http://www.dowjones.com/Pressroom/PressReleases/Other/US/2007/0801_US_DowJones_3576.htm the press release here). The decision includes the backing of a solid majority of the members of our controlling shareholder, the Bancroft family.

With a definitive merger agreement in hand, the next step is for all shareholders of Dow Jones to vote on the proposed merger. A majority of the outstanding voting shares will be required to approve any such merger. With the Bancroft Family committing to vote 37% of the voting power of the Company in favor of the merger, odds are good that it will be approved.

I'd like to use this opportunity to discuss with you what a merger would mean for Dow Jones and for you.

First and foremost, Rupert Murdoch and News Corp. will be investing in a growing, profitable and vibrant enterprise.  Customers are using our products in ever-increasing ways and numbers. Our revenues are up.  Our earnings before special items so far this year are up 30%; last year, they were up nearly 15%.

If you look back on these past 18 months or so, we've made remarkable progress transforming this company. We started by realigning around customers and markets. We also updated and improved products, including redesigning the Journal and Barron's to make them more relevant and appealing to readers in this digital age. We’ve invested heavily in our digital operations.  We bought and integrated Factiva into the vitally important Enterprise Media Group where pioneering new solutions such as our algorithmic trading applications are extending famous brands such as Dow Jones Newswires. We've attracted new talent to our operations; we've found ways to run our businesses smarter and leaner; we've installed new marketing programs, systems, processes and technology to provide our customers with our differentiated and indispensable content whenever, wherever and however they want it.

A deal with News Corp. will further accelerate this performance.

News Corp. has long coveted Dow Jones for its prestigious brands and products.  It offered a 67% premium on our stock price – a great deal for our shareholders.  It is willing to pay this handsome price for Dow Jones because of our brands, products, people and performance and because it recognized an opportunity to expand what we do best in new ways and into new places.

News Corp., through vehicles such as the Fox Broadcast Network, its cable channels and interactive properties such as MySpace, has broad marketing platforms and channels of distribution to take our indispensable and differentiated content to new and bigger audiences. With nearly $30 billion in annual revenue, News Corp. has the money – and the intention – to invest in our businesses on a scale we can't.

We owe a deep debt of gratitude to the Bancroft family - their stewardship helped make the Journal, Newswires, Barron’s and other Dow Jones products the icons that they are.  They insisted before they would endorse a sale that any deal include a mechanism to protect the independence and integrity of the journalism at Dow Jones. We've done that with the cooperation of News Corp.

But great journalism isn't just conjured from academic exercises or ideals. As you've heard me say many times before, we can't have great journalism without a great business to support it. And without the journalism, there is no business. This combination with News Corp. acknowledges as much in a very real way.  It gives our newspapers, Web sites, newswires and newsletters a foundation on which they can thrive.  We have the chance to continue the legacy the Bancrofts worked so hard to create.

I know this doesn't end the uncertainty. Closing a transaction of this sort will likely take three months or so. And we can't begin to predict the details of the integration to follow. In this interim, we'll do our best to keep you informed. We'll try in particular to advise as soon as possible of any developments that might affect you directly.

Until there is more to say, allow me to close with a salute to all of you. Through this anxiety, you delivered an outstanding second-quarter. I am sure you'll do the same in the third quarter by your continued focus and commitment.

This company wasn't built by the words we publish. It was built by the people who chose them and the people who made it possible for our customers to read them. It was built by the people who sold the news and the ads, the people who balanced the ledgers, who answered the phone and who wrote the code. That is not going to change.

The bright future for Dow Jones is built on your commitment. I am convinced it will be even brighter – for the company and for the vast majority of you – in partnership with News Corp.  I am honored to be a part of your work – today and well into the future – as we together write this exciting new chapter in the history of Dow Jones.

Best,

Rich

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

News Corporation and one of its subsidiaries will file a registration statement with the Securities and Exchange Commission (SEC), which will include a proxy statement of Dow Jones.  Investors are advised to read the registration statement/proxy statement when it becomes available because it will contain important information.   Investors may obtain a free copy of the registrations statement/proxy statement (when it becomes available) and other relevant documents filed by News Corporation, its subsidiaries and Dow Jones with the SEC at the SEC’s Web site at http://www.sec.gov.  The proxy statement and such other documents may also be obtained for free from the Investor Relations section of Dow Jones’ web site (www.dowjones.com) or by directing a request to Dow Jones at: Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281, Attention: Investor Relations, or from the Investor Relations section of News Corporation’s web site (www.newscorp.com) or by directing a request to News Corporation, 1211 Avenue of the Americas, New York, New York 10036, Attention: Investor Relations.

Dow Jones and its directors, executive officers and other members of its management and employees are potential participants in the solicitation of proxies from Dow Jones’ stockholders in connection with the merger.  Information concerning the interests of Dow Jones’ participants in the solicitation, which may be different than those of the Dow Jones stockholders generally, is set forth in Dow Jones’ proxy statement relating to its 2007 annual meeting of stockholders filed with the SEC on March 16, 2007 and Dow Jones’ Current Report on Form 8-K filed with the SEC on June 7, 2007 as amended by a filing on July 20, 2007 and will be described in the proxy statement relating to the merger.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING
INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including the risk that Dow Jones’ business and its relationships with customers, employees or suppliers could suffer due to the uncertainty relating to the merger; that the merger with News Corporation, or any other strategic alternative, may not be consummated or may be delayed; and such other risk factors as may be included from time to time in Dow Jones’ reports filed with the SEC and posted in the Investor Relations section of Dow Jones’ web site (www.dowjones.com).  Dow Jones undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.